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                                                                    EXHIBIT 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

To Periscope I Sportswear, Inc.:

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement.


                                                 /s/ ARTHUR ANDERSEN LLP




July 24, 1998
New York, New York